Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Taitron Components Incorporated of our report dated March 30, 2020 appearing in the Annual Report on Form 10-K of Taitron Components Incorporated for the year ended December 31, 2019.

/s/ TAAD LLP

TAAD LLP

Diamond Bar, California

April 10, 2020